UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 8, 2022

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.

On August 8, 2022, Becton, Dickinson and Company (“BD”) entered into an underwriting agreement (the “Underwriting Agreement”) with Academy Securities, Inc., Citigroup Global Markets Inc., Loop Capital Markets LLC, Siebert Williams Shank & Co., LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the offer and sale by BD to the Underwriters (the “Offering”) of $500,000,000 aggregate principal amount of 4.298% Notes due 2032 (the “Notes”).  BD expects that the Offering will be completed on or about August 22, 2022, subject to customary closing conditions.

BD expects to use the net proceeds from the Offering, together with cash on hand, to fund the purchase price and accrued and unpaid interest for all debt securities validly tendered and accepted for purchase in BD’s previously announced tender offers (the “Tender Offers”) to purchase for cash, subject to prioritized acceptance levels, series-specific aggregate principal amount caps, if any, and proration if applicable, up to $500,000,000 aggregate principal amount of its 3.794% Senior Notes due 2050, 7.000% Senior Debentures due 2027, 6.700% Senior Debentures due 2028, 6.000% Senior Notes due 2039, 5.000% Senior Notes due 2040, 4.685% Senior Notes due 2044 and 4.669% Senior Notes due 2047 (collectively, the “Tender Securities”).  The Tender Offers are being made upon the terms and conditions set forth in BD’s offer to purchase, dated August 8, 2022 (as it may be amended from time to time, the “Offer to Purchase”).

To the extent that any of the Underwriters or their respective affiliates own any series of the Tender Securities and tender any such Tender Securities and have them accepted for purchase in the Tender Offers, the Underwriters or their respective affiliates may receive a portion of the net proceeds from the Offering.

The foregoing description of the Underwriting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

The foregoing is not an offer to purchase or a solicitation of an offer to sell the Tender Securities.  The Tender Offers are being made only by and pursuant to the terms and conditions of the Offer to Purchase.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1
Underwriting Agreement, dated August 8, 2022, by and among Becton, Dickinson and Company and Academy Securities, Inc., Citigroup Global Markets Inc., Loop Capital Markets LLC, Siebert Williams Shank & Co., LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: August 9, 2022